SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-8697
SERIES NO.: 2

72DD. 1 Total income dividends for which record date passed during the period.
        ($000's Omitted)
        Class A                                                    $  1,046
      2 Dividends for a second class of open-end company shares ($000's Omitted)
        Class B                                                    $    568
        Class C                                                    $    219


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from Net Investment Income
        Class A                                                    $ 0.6050
      2 Dividends for a second class of open-end company shares
        (form nnn.nnnn)
        Class B                                                    $ 0.5175
        Class C                                                    $ 0.5175